UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 10, 2006

Kitty Hawk, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-25202 (Commission File Number)	75-2564006 (I.R.S. Employer Identification No.)

1515 West 20th Street P.O. Box 612787 DFW International Airport, Texas (Address of principal executive offices)	75261 (Zip Code)
Registrant’s telephone number, including area code: (972) 456-2200
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On July 10, 2006, Kitty Hawk, Inc. (the “Company”) entered into the Fourth Amendment to Credit and Security Agreement (the “Amendment”) to the Credit and Security Agreement dated as of March 22, 2004 (the “Credit Agreement”) among the Company and Wells Fargo Business Credit, Inc. (the “Lender”). The following description of the terms of the Amendment is qualified in its entirety by the actual text of the Amendment, which is filed as Exhibit 10.1 attached hereto and which is incorporated herein for all purposes.
     The Amendment amends the Company’s Pre-Tax Net Income loss limit to not less than the following amounts as of the end of each period:

Period	Pre-Tax Net Income (Loss)
January 1 — March 31, 2006	$(9,000,000)
January 1 — June 30, 2006	$(17,500,000)
January 1 — September 30, 2006	$(14,500,000)
January 1 — December 31, 2006	$(6,500,000)
     All other terms and conditions of the Credit Agreement remain in full force and effect.
Item 1.02 Termination of a Material Definitive Agreement.
     On July 11, 2006, the Company notified the Lender of its intent (i) to terminate the Credit Agreement and (ii) to repay all amounts outstanding under the Credit Agreement. The Company expects to enter into a new $20 million revolving credit agreement with another bank contemporaneously with the termination of the Credit Agreement. The Company expects to incur an early termination penalty of approximately $75,000 in connection with this termination.
     The Credit Agreement was scheduled to expire on March 31, 2008. The Credit Agreement provides for borrowings of up to $15 million, subject to a borrowing base calculation, and was secured by substantially all of the Company’s assets, other than airframes, aircraft engines and aviation parts. The Company was required to meet certain financial and operating covenants under the Credit Agreement.
Cautionary Note Regarding Forward-Looking Statements
     This Current Report on Form 8-K includes certain forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding our expectations regarding terminating the Credit Agreement and entering into a replacement facility and our expectations regarding incurring early termination penalties. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including important factors that could delay, divert, or change any of them, and could cause actual outcomes and results to differ materially from current expectations, including our ability to complete negotiations and enter into definitive documentation regarding a replacement facility and certain other risks and uncertainties set forth in our Annual Report on Form 10-K for the year ended December 31, 2005, which is on file with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Fourth Amendment to Credit and Security Agreement, dated as of July 10, 2006, by and between Kitty Hawk, Inc. and Wells Fargo Business Credit, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KITTY HAWK, INC.
By:	/s/ Steven E. Markhoff
	Name:	Steven E. Markhoff
	Title:	Corporate Secretary

Date: July 13, 2006